CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated May 1, 1998, appearing in the Annual Report on Form 10-KSB of Infinity, Inc. for the fiscal year ended March 31, 1999.


/s/ Mayer Hoffman McCann L.C.

Mayer Hoffman McCann L.C.
Kansas City, Missouri
March 7, 2000